UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 15, 2013
Date of Report (Date of earliest event reported)

CAI International, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-33388	94-3109229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, CA 94105
(Address of principal executive offices, including ZIP Code)

Registrant’s telephone number, including area code: (415) 788-0100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 15, 2013, CAI International, Inc., a Delaware corporation (the "Company"), and Container Applications Limited, a wholly-owned subsidiary of the Company organized under the laws of Barbados ("CAI Barbados"), entered into a Third Amended and Restated Revolving Credit Agreement (the "Third Revolver Agreement"), by and among the lending institutions listed on Schedule I thereto, Bank of America, N.A., as administrative agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Union Bank, N.A. and Wells Fargo Bank, N.A., as syndication agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Union Bank, N.A. and Wells Fargo Securities, LLC, as joint lead arrangers and book managers, and Bank of Montreal (Chicago Branch), JPMorgan Chase Bank, N.A. and Sovereign Bank, N.A, as co-agents.   The Third Revolver Agreement amends and restates the terms of the Second Amended and Restated Revolving Credit Agreement, dated as of September 25, 2007, as amended from time to time, by and among the Company, CAI Barbados and the financial institutions referred to therein (the "Prior Facility").

Among other things, the Third Revolver Agreement refinances the Company’s Prior Facility, and reduces the Company's borrowing rates.  The interest rates under the Third Revolver Agreement vary depending upon whether the loans are characterized as base rate loans or Eurodollar rate loans, with interest rates based on a leverage grid which initially sets the interest rates for Eurodollar rate loans at the Eurodollar rate plus 2.00% and base rate loans at the base rate plus 1.00%.  In addition, the Third Revolver Agreement increases the facility commitment from $575 million to $760 million, with the ability to increase the facility to up to $960 million without lender approval, subject to certain conditions, and revises certain of the covenants under the Prior Facility to provide the Company with additional flexibility.  The Third Revolver Agreement also releases subsidiary stock pledges and extends the maturity date to March 15, 2018.  Except as described above, the material terms of the Third Revolver Agreement are substantially the same as the Prior Facility.

The foregoing summary of the Third Revolver Agreement is qualified in its entirety by the terms of the Third Revolver Agreement which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 of this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1
Third Amended and Restated Revolving Credit Agreement, dated as of March 15, 2013, by and among CAI International, Inc., Container Applications Limited, the lending  institutions listed on Schedule I thereto, Bank of America, N.A., as administrative agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Union Bank, N.A. and Wells Fargo Bank, N.A., as syndication agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Union Bank, N.A. and Wells Fargo Securities, LLC, as joint lead arrangers and book managers, and Bank of Montreal (Chicago Branch), JPMorgan Chase Bank, N.A. and Sovereign Bank, N.A., as co-agents..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAI INTERNATIONAL, INC.

Date: March 21, 2013	By:	/s/ Victor M. Garcia
	Name:	Victor M. Garcia
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1
Third Amended and Restated Revolving Credit Agreement, dated as of March 15, 2013, by and among CAI International, Inc., Container Applications Limited, the lending  institutions listed on Schedule I thereto, Bank of America, N.A., as administrative agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Union Bank, N.A. and Wells Fargo Bank, N.A., as syndication agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Union Bank, N.A. and Wells Fargo Securities, LLC, as joint lead arrangers and book managers, and Bank of Montreal (Chicago Branch), JPMorgan Chase Bank, N.A. and Sovereign Bank, N.A., as co-agents.